UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2010
The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	1-11376	04-2281015

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 260 Vienna, VA	22182

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (703) 847-5268
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The Merger Agreement
On January 18, 2010, The Allied Defense Group, Inc., a Delaware corporation (the “Company”), Chemring Group PLC, a company organized under the laws of England and Wales (“Chemring”), and Melanie Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Chemring (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly-owned subsidiary of Chemring (the “Merger”).
Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the “Common Stock”) will be converted into the right to receive $7.25 in cash (“Merger Consideration”), without interest. In addition, at the effective time of the Merger, each outstanding option to purchase shares of Common Stock with an exercise price less than the Merger Consideration, each restricted share of Common Stock and each deferred share of Common Stock, whether or not then vested or exercisable, will be deemed 100% vested and exercisable and will be cancelled in exchange for the Merger Consideration on the terms and conditions set forth in the Merger Agreement. Options to purchase shares of Common Stock with an exercise price equal to or greater than the Merger Consideration will receive no consideration in the Merger.
The Board of Directors of the Company (the “Board”) has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company, Chemring and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among others, that (i) the Company will conduct its business and operations in the ordinary course consistent with its past practices in all material respects during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) the Company will not engage in certain types of transactions during such interim period, (iii) the Company will call, give notice of and hold a meeting of the Company stockholders to consider the approval and adoption of the Merger Agreement, subject to the Board’s ability to postpone or delay the meeting in limited circumstances, (iv) subject to certain exceptions, the Board will recommend to the Company’s stockholders that they approve and adopt the Merger Agreement, (v) the Company will not solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, the Company will not enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.
The Company intends to file a proxy statement in connection with the meeting of the Company’s stockholders to be held with respect to the proposed Merger. The consummation of the Merger is subject to customary closing conditions, including, among other things, the approval and adoption of the Merger Agreement by the Company’s stockholders.
The Merger Agreement contains certain termination rights for both Chemring and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances involving the acceptance or recommendation of a superior transaction proposal, the Company may be required to pay Chemring a termination fee equal to $1,200,000 upon the approval by the Company’s stockholders of the superior transaction proposal.
This foregoing description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.
The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Chemring or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information and Where to Find It
This communication may be deemed to be a solicitation of proxies in respect of the proposed Merger. In connection with the proposed transaction, the Company will file a proxy statement and relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”). Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Participants in Solicitation
The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the directors and executive officers is included in the Company’s most recent proxy statement and Annual Report on Form 10-K filed with the SEC. Information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations, The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182, telephone number (703) 847-5268.
Safe Harbor for Forward-Looking Statements
This communication, and other statements that the Company may make, including statements about the benefits of the Merger, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to the Company’s anticipated financial performance, business prospects and plans, and similar matters. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning.
The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in the Company’s documents filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services; the impact of increased competition; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to the Company; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and the Company; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the stockholders of the Company may not approve and adopt the Merger Agreement at the special meeting of the Company’s stockholders; Chemring and the Company may be unable to complete the Merger because, among other reasons, conditions to the closing of the Merger may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against the Company and others following the announcement of the Merger cannot be predicted.

The Company’s Annual Report on Form 10-K and the Company’s subsequent reports filed with the SEC and accessible on the SEC’s website at www.sec.gov discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.
Item 3.03 Material Modification to Rights of Security Holders.
On January 18, 2010, the Company entered into a Third Amendment to Rights Agreement (the “Third Rights Agreement Amendment”) to the Company’s Rights Agreement dated as of June 6, 2001 by and between the Company and Mellon Investor Services, LLC as Rights Agent (as previously amended, the “Rights Agreement”), to provide that neither the approval of the Merger Agreement nor the consummation of the Merger or the other transactions contemplated by the Merger Agreement will cause (a) the Rights (as such term is defined in the Rights Agreement) to become exercisable, (b) a Distribution Date (as such term is defined in the Rights Agreement) to occur, (c) a Stock Acquisition Date (as such term is defined in the Rights Agreement) to occur, or (d) a Trigger Event (as such term is defined in the Rights Agreement) to occur. The Third Rights Agreement Amendment also revised the definition of “Acquiring Person” and “Beneficial Owner.” Pursuant to the Third Rights Agreement Amendment, the Rights Agreement will terminate immediately prior to the effective time of the Merger.
The foregoing description of the Third Rights Agreement Amendment is qualified in its entirety by the terms and conditions of the Third Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.
Item 8.01. Other Events.
In connection with the Merger, the Company issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Exhibits.

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated January 18, 2010, by and among the Company, Chemring Group PLC and Melanie Merger Sub Inc.*
4.1	Third Amendment to Rights Agreement, dated January 18, 2010, by and between the Company and Mellon Investor Services, LLC.
99.1	Press Release issued by the Company on January 19, 2010.

*
Schedules and certain exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 19, 2010	/s/ Deborah F. Ricci
	Name:	Deborah F. Ricci
	Title:	Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated January 18, 2010, by and among the Company, Chemring Group PLC and Melanie Merger Sub Inc.*
4.1	Third Amendment to Rights Agreement, dated as of January 18, 2010, by and between the Company and Mellon Investor Services, LLC.
99.1	Press Release issued by the Company on January 19, 2010.

*
Schedules and certain exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.